Exhibit 10.2

AMENDMENT NUMBER ONE TO CONSOLIDATED SECURED PROMISSORY NOTE

This Amendment Number One to Consolidated Secured Promissory Note (this “Amendment”) is entered into as of May 31, 2024, by and between Starco Brands, Inc., a Nevada corporation (“Borrower” or the “Company”), and Ross Sklar, an individual (“Lender”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Consolidated Note (as defined below).

RECITALS

WHEREAS, The Lender and Borrower are parties to a Consolidated Secured Promissory Note, dated August 11, 2023 (the “Consolidated Note”), pursuant to which the Lender has loaned to Borrower the aggregate principal sum of Four Million Dollars ($4,000,000);

WHEREAS, the Borrower and certain of its subsidiaries (the “Borrower Group”) have entered into a Loan and Security Agreement dated as of May 24, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “LSA”) with Gibraltar Business Capital, LLC (“Gibraltar”), pursuant to which Gibraltar has agreed to extend certain financing arrangements to the Borrower Group;

WHEREAS, as conditions to the effectiveness of the LSA, (i) the Lender and Gibraltar have entered into that certain Subordination Agreement, dated as of May 24, 2024, between Lender and Gibraltar (the “Subordination Agreement”), pursuant to which the Lender has agreed to subordinate its rights under the Consolidated Note to Gibraltar’s rights under the LSA as set forth in the Subordination Agreement, and (ii) the Lender and the Company have agreed to amend the Consolidated Note pursuant to the terms of this Amendment;

WHEREAS, in exchange for entering into the Subordination Agreement and this Amendment, Gibraltar has permitted the Borrower Group to use certain of the loan proceeds advanced under the LSA to (i) repay that certain Convertible Promissory Note, dated February 14, 2022, as amended by that certain Amendment to Convertible Promissory Note, dated May 10, 2024, issued by Borrower to Lender in the principal amount of Four Hundred Seventy Two Thousand Five Hundred Dollars ($472,500), as the same has been or may be amended, restated, supplemented, extended or otherwise modified from time to time, in accordance with its terms (the “2022 Note”), and (ii) pay down a portion of the principal amount of the Consolidated Note; and

WHEREAS, Lender has entered into the Subordination Agreement and agreed to the terms, amendments, conditions and understandings expressed in this Amendment in exchange for the repayment of the 2022 Note and a portion of the principal amount of the Consolidated Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Amendments to the Consolidated Note.

a. The Consolidated Note is hereby amended by adding to the top of the Consolidated Note a legend to read as follows:

“THIS INSTRUMENT IS SUBJECT TO A SUBORDINATION AGREEMENT, DATED AS OF MAY 24, 2024, BETWEEN GIBRALTAR BUSINESS CAPITAL, LLC AND ROSS SKLAR. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AGREEMENT TO THE SAME EXTENT THAT SUBORDINATED LENDER (AS DEFINED THEREIN) IS BOUND.”

b. The first sentence of Section 3b. of the Consolidated Note is hereby amended and restated in its entirety to read as follows:

“The aggregate unpaid Loan Amount, all accrued and unpaid interest, and all other amounts payable under this Consolidated Secured Promissory Note shall be due and payable on August 31, 2026 (the “Maturity Date”); provided, however, that if any amounts remain due and payable under this Consolidated Secured Promissory Note as of the Maturity Date, the term of this Consolidated Secured Promissory Note shall automatically be extended until August 31, 2027 (the “Extended Maturity Date” and the time between the Maturity Date and the Extended Maturity Date, the “Renegotiation Period”).”

3. Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

a. Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

b. There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

c. Except as expressly set forth in (i) this Amendment, (ii) the Subordination Agreement, and (iii) the LSA, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of any other agreement between Lender and Borrower.

d. Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of any agreements between Lender and Borrower. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

e. Borrower represents and warrants that as of the date hereof no events of default or other material breaches exist under any agreements between Lender and Borrower, or have occurred prior to the date hereof.

4. Certain Acknowledgements. Borrower and Lender each acknowledge and agree that (i) (a) Lender’s right to receive payments under the Consolidated Note; and (b) the lien granted by Borrower to Lender under the Consolidated Note are expressly subordinate and junior to Gibraltar’s right to receive payments under the LSA and to the lien granted by Borrower to Gibraltar under the LSA, pursuant to the terms of the Subordination Agreement, and (ii) Borrower’s repayment of principal and interest under the Consolidated Note are only permitted strictly in accordance with the terms set forth in Section 3.7 of the Subordination Agreement. In the event of a conflict between the terms of the Consolidated Note and the terms of the Subordination Agreement, the terms of the Subordination Agreement shall govern and prevail.

5. Other Terms Unchanged. The Consolidated Note, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Consolidated Note after the date of this Amendment is deemed to be a reference to the Consolidated Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Consolidated Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Borrower under the Consolidated Note, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law and venue provisions, as set forth in the Consolidated Note.

6. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Borrower or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

“Borrower”

STARCO BRANDS, INC.,
a Nevada corporation

By:	/s/ Bharat Vasan
Name:	Bharat Vasan
Title:	Director

Amendment Number One
to Consolidated Secured Promissory Note

“Lender”

/s/ Ross Sklar
Ross Sklar, an individual

Amendment Number One
to Consolidated Secured Promissory Note

Accepted on and as of the date of this Amendment:

“Gibraltar”

Gibraltar BUSINESS CAPITAL, LLC
a Delaware limited liability company

By:	/s/ Todd A. Seehase
Name:	Todd A. Seehase
Title:	Senior Vice President

Amendment Number One
to Consolidated Secured Promissory Note